UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2022, Edwin D. Johnson provided notice of his decision to retire as President and Chief Operating Officer of Casella Waste Systems, Inc. (the “Company”), effective June 30, 2022. Mr. Johnson plans to stay on in an advisory capacity during a transition period.
On April 21, 2022, the Company announced that effective July 1, 2022, Edmond R. Coletta, age 46, the current Senior Vice President, Chief Financial Officer and Treasurer of the Company, will become the Company’s President and Chief Financial Officer and will no longer serve as Treasurer, and Sean Steves, age 46, the current Senior Vice President of Operations of the Company, will become the Company’s Senior Vice President and Chief Operating Officer of Solid Waste Operations.
Mr. Coletta has served as the Company’s Senior Vice President, Chief Financial Officer and Treasurer since December 2012. Mr. Coletta joined the Company in December 2004 and previously served as Director of Finance and Investor Relations from August 2005 to January 2011 and as Vice President of Finance and Investor Relations from January 2011 to December 2012. From 2002 until he joined the Company, Mr. Coletta served as the Chief Financial Officer and was a member of the Board of Directors of Avedro, Inc., an early-stage medical device company that he co-founded. From 1997 to 2001, he served as a research and development engineer for Lockheed Martin Michoud Space Systems. Mr. Coletta holds an MBA from the Tuck School of Business at Dartmouth College and a Bachelor of Science degree from Brown University in Materials Science Engineering.
There are no family relationships between Mr. Coletta and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Coletta has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Steves has served as the Company’s Senior Vice President of Operations since April 2019. He joined the Company in April 2018 as Vice President of Operational Initiatives. From 2016 until April 2018, Mr. Steves was the Director of Operations Support for Republic Services, Inc., a provider of U.S. environmental services. Mr. Steves has 25 years of operations experience in the waste industry and has held roles of increasing responsibility since starting as a transfer station scale operator, including Operations Supervisor, Operations Manager, and General Manager. Mr. Steves holds a Bachelor of Arts degree from DePaul University with a concentration in Sustainable Management.
There are no family relationships between Mr. Steves and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Steves has an interest requiring disclosure under Item 404(a) of Regulation S-K.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: April 21, 2022	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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